Exhibit 10.10

FIRST COMMONWEALTH FINANCIAL CORPORATION

RESTRICTED STOCK AGREEMENT

This restricted stock agreement (this “Agreement”), dated as of October 19, 2007, is entered into between First Commonwealth Financial Corporation, a Pennsylvania corporation (the “Company”), and T. Michael Price (“Grantee”).

RECITALS

A. Grantee has accepted the position of President and Chief Executive Officer of First Commonwealth Bank, a Pennsylvania chartered bank and trust company and wholly owned subsidiary of the Company (the “Bank”).

B. As a material inducement to Grantee’s acceptance of employment by the Bank, the Company has agreed to grant shares of its common stock, par value $1.00 per share (“Common Shares”), to Grantee, on the terms and subject to the conditions of this Agreement.

C. The terms of this Agreement have been authorized by the Executive Compensation Committee of the Company’s Board of Directors.

AGREEMENT

Accordingly, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Grantee agree as follows:

1. Grant of Restricted Shares. The Company hereby grants to Grantee 35,000 Common Shares (the “Restricted Shares”), subject to the terms and conditions of this Agreement (the “Grant”). The Restricted Shares shall be fully paid and nonassessable and shall be represented by a certificate or certificates registered in the name of Grantee. Certificates evidencing Restricted Shares, and any certificates for Common Shares issued as dividends on, in exchange of, or as replacements for, certificates evidencing Restricted Shares (collectively, “Certificates”), shall bear a legend substantially as follows until all restrictions imposed pursuant to this Agreement lapse or have been removed:

The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all of the terms and conditions of a Restricted Stock Agreement dated as of November 12, 2007, a copy of which the Company shall furnish to the holder of this certificate upon request and without charge.

The Company shall retain physical custody of Certificates until all of the restrictions imposed pursuant to this Agreement lapse or have been removed.

2. Inducement Grant. The Restricted Shares awarded pursuant to this Agreement are awarded as an inducement grant and not under any stock incentive plan adopted by the Company.

3. Date of Grant. The effective date of the grant of the Restricted Shares is November 12, 2007.

4. Restrictions on Transfer. The Restricted Shares may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by Grantee unless and until they have become nonrestricted and nonforfeitable in accordance with Section 5 hereof. Any purported transfer, encumbrance or other disposition of the Restricted Shares that is in violation of this Section 4 shall be null and void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Shares.

5. Lapse of Restrictions.

(a) Normal Vesting. The Restricted Shares shall become nonrestricted and nonforfeitable as follows, unless earlier forfeited in accordance with Section 6:

(i) 11,666 shares shall become nonrestricted and nonforfeitable on November 12, 2008;

(ii) 11,667 shares shall become nonrestricted and nonforfeitable on November 12, 2009; and

(iii) 11,667 shares shall become nonrestricted and nonforfeitable on November 12, 2010.

(b) Accelerated Vesting. Notwithstanding the provisions of Section 5(a) above, all Restricted Shares shall become immediately nonrestricted and nonforfeitable upon the first to occur of:

(i) a “Change of Control” (as defined in the Change of Control Agreement dated October 19, 2007 between the Bank and Grantee);

(ii) the termination of Grantee’s employment by the Bank without “Cause” (as defined in the Employment Agreement dated October 19, 2007 between the Bank and Grantee (the “Employment Agreement”);

(iii) the termination of Grantee’s employment by Grantee for “Good Reason” (as defined in the Employment Agreement); or

(iv) the death or permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986) of Grantee.

6. Forfeiture of Restricted Shares. Any of the Restricted Shares that remain forfeitable in accordance with Section 5 hereof shall be forfeited if Grantee’s employment is terminated (a) by the Bank for Cause or (b) by Grantee other than for Good Reason. In the event of a forfeiture, the Certificate(s) representing Restricted Shares that have been forfeited shall be cancelled.

7. Dividend, Voting and Other Rights. Grantee shall have all of the rights of a shareholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any dividends that may be paid thereon; provided, however, that any additional Common Shares, or other equity or debt securities or other consideration, including cash, that Grantee may become entitled to receive pursuant to a share dividend or a merger or reorganization or any other change in the capital structure of the Company shall be subject to the same restrictions as the Restricted Shares.

8. Representations of Grantee.

(a) Exempt Transaction. Grantee understands that the Restricted Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof. Grantee acknowledges that the Restricted Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Grantee is aware of the provisions of Rule 144 promulgated under the Securities Act that permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions. Grantee acknowledges that each Certificate will bear a legend referencing the foregoing restrictions.

(b) Accredited Investor. Grantee is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Grantee is financially able to bear the economic risk of his decision to accept the Restricted Shares as compensation. Grantee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Restricted Shares and has had access to the Company’s periodic reports and other information filed by the Company with the Securities and Exchange Commission.

(c) Investment Intent. Grantee is acquiring the Restricted Shares for his own account and not with a view to the distribution thereof in violation of the Securities Act, and any applicable securities laws of any state.

9. Employment Rights. This Agreement shall not confer on Grantee any right with respect to the continuance of employment or other services with the Company or any Subsidiary. No provision of this Agreement shall limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the employment of Grantee at any time, subject to the terms of the Employment Agreement and the Change of Control Agreement.

10. Communications. All notices and other communications required to be given hereunder shall be in writing and shall be deemed to have been delivered or made when mailed, by certified mail, return receipt requested, if to Grantee, to the last address which Grantee shall provide to the Company, in writing, for this purpose, but if Grantee has not then provided such an address, then to the last address of Grantee then on file with the Company; and if to the Company, then to the last address which the Company shall provide to Grantee, in writing, for this purpose, but if the Company has not then provided Grantee with such an address, then to:

President and Chief Executive Officer

First Commonwealth Financial Corporation

Old Courthouse Square

22 North Sixth Street

Indiana, Pennsylvania 15701

11. Amendment in Writing. No term or provision of this Agreement may be changed, waived, amended or terminated except by a written instrument duly executed by the Company and Grantee.

12. Integration. This Agreement embodies the entire agreement and understanding of the Company, the Bank and Grantee with respect to the Restricted Shares and supersedes any prior understandings or agreements, whether written or oral, with respect to the Restricted Shares.

13. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof and the remaining provisions hereof shall continue to be valid and fully enforceable.

14. Withholding. The Grantee may reduce the Restricted Shares that have become nonforfeitable in order to cover minimum required tax withholding.

15. Governing Law. This Agreement is made under, and shall be construed in accordance with, the laws of the Commonwealth of Pennsylvania.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Signature page follows.

IN WITNESS WHEREOF, the Company and Grantee have executed this on the day and year first written above.

COMPANY: FIRST COMMONWEALTH FINANCIAL CORPORATION

By:	/s/ John J. Dolan
Name: John J. Dolan Title: President and Chief Executive Officer

GRANTEE

/s/ T. Michael Price
T. Michael Price